Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated April 17, 2007, relating to the financial statements of Cross Atlantic Commodities, Inc. as of December 31, 2006, and the years ended December 31, 2005 and 2006, and the period from inception (March 12, 1998) to December 31, 2006.




Stark Winter Schenkein & Co., LLP
Certified Public Accountants


May 11, 2007
Denver, Colorado